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NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0181 Dated November 13, 1997    Rule 424(b)(2)
(To Prospectus dated July 12, 1996 and                 File number: 333-7229
Prospectus Supplement dated November 8, 1996)


Senior Medium-Term Notes, Series F
Due Nine Months or More From Date of Issue

Principal Amount:                                    $  10,000,000.00

Issue Price:                             100.000%    $  10,000,000.00
Commission or Discount:                    0.000%    $           0.00
Proceeds to Company:                     100.000%    $  10,000,000.00


Agent:                            NationsBanc Montgomery Securities, Inc., as
                                  Principal

Original Issue Date:              December 15, 1997
Stated Maturity Date:             January 25, 2010

                                  63858R-ER-8
Cusip #:
Form:                             Book entry only

Interest Rate:                    6.710% Fixed

Interest Payment Dates:           25th of January and July, commencing
                                  July 25, 1998


Discount Note?                                                    No

May the Notes be redeemed by the Company prior to maturity?       No

May the notes be repaid prior to maturity at the option of the
holder?                                                           No